UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2022

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 2, 2022, Stanley Black & Decker, Inc. (the “Company”) entered into certain accelerated share repurchase agreements (the “ASR Agreements”) with Bank of America, N.A. and Citibank, N.A. (together with Bank of America, N.A., the “Bank Counterparties”) to repurchase $2.0 billion of the Company’s common stock. The ASR Agreements were entered into pursuant to the Company’s current authorization to repurchase up to the greater of $2.5 billion of common stock or 20 million shares of common stock.

Under the ASR Agreements, the Company will make an initial payment of $1,000,000,000 to each of the Bank Counterparties, and will receive an aggregate initial delivery of approximately 10,756,770 shares of common stock on March 2, 2022. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the terms of the transactions, less a discount and subject to adjustments pursuant to the terms of the ASR Agreements, and the final settlements under the ASR Agreements are expected to be completed in the second quarter of 2022. At settlement, the Bank Counterparties may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to the Bank Counterparties. The terms of the accelerated share repurchases under the ASR Agreements are subject to adjustment if the Company enters into or announces certain types of transactions or takes certain corporate actions. The Company intends to fund the initial payment pursuant to the ASR Agreements through borrowings under one of the Company’s existing 364-day credit agreements.

The ASR Agreements contain the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which the Bank Counterparties are permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the parties to one another.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

By:	/s/ Janet M. Link
Name:	Janet M. Link
Title:	Senior Vice President, General Counsel and Secretary

Dated: March 2, 2022